United States
Securities and Exchange Commission

Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each Class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ABOUT THE MEETING
OUR CAPITAL STOCK
ELECTION OF DIRECTORS AND RELATED MATTERS
EXECUTIVE COMPENSATION
STOCK OWNERSHIP
CERTAIN TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FORM 10-K
Appendix A

EAGLE MATERIALS INC.
3811 Turtle Creek Blvd, Suite 1100
Dallas, Texas 75219

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 27, 2004

To the stockholders of Eagle Materials Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Eagle Materials Inc. (the “Company”) will be held in the Red Oak Room of the Sheraton Suites Market Center, located at 2101 Stemmons Freeway, Dallas, Texas 75219 at 10:00 a.m., local time, on Tuesday, July 27, 2004, for the following purposes:

(1)	Election of Directors. At the meeting, you will be asked to elect four directors belonging to the following classes:

•	holders of common stock, par value $.01 per share (“Class A Common Stock”) will be asked to elect one Class I director, who shall hold office for three years;

•	holders of Class B common stock, par value $0.01 per share (“Class B Common Stock”) will be asked to elect two Class I directors, each to hold office for three years; and

•	holders of Class B Common Stock will be asked to elect one Class III director, who shall hold office for two years.

(2)	Ratification of the Appointment of Ernst & Young LLP. At the meeting, you will also be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2005.

(3)	Other Business. In addition, you will be asked to conduct such other business as may properly come before the annual meeting or any adjournment thereof.

     The board of directors of the Company has fixed the close of business on June 3, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of Class A Common Stock or Class B Common Stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Only record holders of Class A Common Stock are entitled to vote on the election of the Class A Common Stock director and only record holders of Class B Common Stock are entitled to vote on the election of the Class B Common Stock directors. A list of holders of each class of common stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date, at the executive offices of the Company located at: 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219.

     For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have more questions about these proposals or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, (telephone: (214) 432-2000).

     You are cordially invited to attend the annual meeting. Your vote is important. Whether or not you expect to attend the annual meeting in person, please fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the annual meeting. This will not limit your right to attend or vote at the annual meeting. Your proxy will be returned to you if you choose to attend the annual meeting and request that it be returned. Shares will be voted in accordance with the instructions contained in the enclosed proxy, but if the proxies that are signed and returned to us do not specify a vote on any proposal, the proxies will be voted “for” the election of the nominees for director named in this proxy statement and “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2005.

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary

Dallas, Texas
June 28, 2004

EAGLE MATERIALS INC.
3811 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219

PROXY STATEMENT

INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Eagle Materials Inc., which we refer to in this proxy statement as the “Company,” for use at the annual meeting of stockholders of the Company and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. This proxy statement and accompanying proxy were first mailed to our stockholders on or about June 28, 2004.

Date, Time and Place of the Annual Meeting

     The 2004 annual meeting of our stockholders will be held in the Red Oak Room of the Sheraton Suites Market Center, located at 2101 Stemmons Freeway, Dallas, Texas 75219 at 10:00 a.m., local time, on Tuesday, July 27, 2004.

Purposes of the Annual Meeting and Recommendations of our Board of Directors

 At the meeting, action will be taken upon the following matters:

(1)	Election of Directors. We are asking our stockholders to elect four directors at the annual meeting as follows:

•	holders of the Company’s common stock, par value $.01 per share (our “Class A Common Stock”), will be asked to elect one Class I director, to hold office for a term of three years;

•	holders of Class B common stock, par value $.01 per share (our “Class B Common Stock”), will be asked to elect two Class I directors, each to hold office for a term of three years;

•	holders of Class B Common Stock will be asked to elect one Class III director, who shall hold office for two years.

Our board of directors recommends that you vote “for” the election of the four nominees for director named in this proxy statement.

(2)	Ratification of the Appointment of Ernst & Young LLP. We are asking you to ratify the appointment by our board of directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2005.

Our board of directors recommends that you vote “for” the ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2005.

(3)	Other Business. In addition, you may be asked to conduct such other business, if any, as may properly come before the annual meeting, or any adjournment thereof.

     Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in items (1) and (2) above.

ABOUT THE MEETING

Who Can Vote

     The record date for the determination of holders of the Company’s Class A Common Stock and Class B Common Stock (collectively, “Common Stock”) entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 3, 2004. In this proxy statement, we refer to this date as the “record date.” As of the record date, there were (i) 9,627,598 shares of the Company’s Class A Common Stock issued and outstanding and entitled to vote at the meeting, and (ii) 8,905,769 shares of the Company’s Class B Common Stock issued and outstanding and entitled to vote at the meeting.

     The holders of record of our Common Stock as of the record date will be entitled to one vote per share on each matter upon which they are being asked to vote at the meeting, or any adjournment thereof. In the case of the election of directors, holders of Class A Common Stock will be entitled to vote for the election of one Class I director (the “Class A Director”) and holders of Class B Common Stock will be entitled to vote for the election of two Class I directors and one Class III director (the “Class B Directors”). In the case of all other matters being submitted to a vote of our stockholders at the annual meeting, including the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ended March 31, 2005, holders of our Common Stock will vote together as a single class, except as required by law. There is no cumulative voting. Our stock transfer books will remain open.

How Proxies Will be Voted

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted “for” election of the nominee(s) for director named in the proxy and the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. The board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of the Company’s stockholders come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to us addressed to: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219. No such revocation shall be effective, however, unless and until received by the Company at or prior to the meeting.

Quorum and Required Vote

     The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote on any matter shall constitute a quorum for purposes of such matter. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, under Delaware law, abstentions and broker non-votes will not be counted as votes cast. The Class A Director will be elected by a plurality of shares of Class A Common Stock present, in person or by proxy, and voted at the annual meeting. Each Class B Director will each be elected by a plurality of the shares of Class B Common Stock present, in person or by proxy, and voted at the meeting. The affirmative vote of a majority of our outstanding Common Stock is required to ratify the board of directors’ appointment of Ernst & Young LLP as our independent auditors for the fiscal year ended March 31, 2005.

Expenses of Soliciting Proxies

     The cost of soliciting proxies for the meeting will be borne by the Company. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by officers and other employees of the Company, who will receive no additional compensation therefore. To aid in the solicitation of proxies, we have retained the firm of Georgeson Shareholder Communications, Inc., which will receive a fee of approximately $8,500, in addition to the reimbursement of out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Stock.

How You Can Vote

     You can vote your shares at the meeting or by telephone, over the internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

OUR CAPITAL STOCK

     Our outstanding capital stock consists of Class A Common Stock and Class B Common Stock. The holders of Class B Common Stock are entitled to elect the Class B Directors, who represent at least 85% of our board of directors. The holders of our Class A Common Stock are entitled to elect the Class A Director or Directors, who represent the remainder of our board of directors. The minimum number of members of our board of directors is set at seven so that the holders of our Class A Common Stock will always be entitled to elect at least one director. As to all matters other than as to the election of directors, the rights of the holders of Class A Common Stock and Class B Common Stock are substantially the same.

     Our two classes of Common Stock were created in connection with the spin-off (the “Spin-off”) of the Company from its former parent corporation, Centex Corporation (“Centex”), which was completed on January 30, 2004. Prior to the Spin-off, we had only one class of common stock and Centex owned approximately 65% of the outstanding shares of such class. Given the nature of Centex’s ownership interest in the Company, in order for the Spin-off to be tax-free to Centex and its stockholders, Centex determined that it must own, at the time of the Spin-off, capital stock of the Company having the right to elect at least 85% of the members of our board of directors. In order to enable Centex to meet this requirement, we agreed to reclassify our capital stock immediately prior to the Spin-off so that it consisted of Class A Common Stock and Class B Common Stock. Our stockholders approved this reclassification. Centex then distributed all of the shares of Common Stock owned by it to its stockholders in a single transaction. For additional information regarding the Spin-off and related transactions, we refer you to the proxy statement that we filed with the SEC in connection with the special meeting of our stockholders held to approve the reclassification of our capital stock and certain other matters.

     Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “EXP” and our Class B Common Stock is listed on the New York Stock Exchange under the symbol “EXP.B.”

ELECTION OF DIRECTORS AND RELATED MATTERS

General

     Our board is the ultimate decision-making body of the Company except with respect to those matters reserved to our stockholders. The primary responsibilities of our board include:

•	the selection, compensation and evaluation of our Chief Executive Officer and oversight over succession planning;

•	oversight of our strategic planning;

•	approval of all our material transactions and financings;

•	providing assurance that processes are in place to promote compliance with law and high standards of business ethics;

•	advising management on major issues that may arise; and

•	evaluating the performance of the board and its committees, and making appropriate changes where necessary.

     Members of our board of directors are divided into three classes based on their term of office (Class I, II and III). The directors in each such class generally hold office for staggered terms of three years each. At present, we have three Class I directors, two Class II directors and two Class III directors. Our board of directors has also voted to increase its size to eight members as of the date of the annual meeting. In connection with the decision to expand the size of our board, and in order to ensure that these three classes consist, as nearly as possible, of an equal number of directors, our board has nominated F. William Barnett for election at the annual meeting as a Class III director, to serve a term of two years. Mr. Barnett is currently classified as a Class I director. Our board has also nominated current Class I directors Messrs. Robert

L. Clarke and Steven R. Rowley, as well as Mr. Frank W. Maresh for election as Class I directors at the annual meeting, each to serve a term of three years. If all the nominees are elected, our board will then consist of three Class I directors, two Class II directors and three Class III directors.

     As described above, our board of directors is also divided into Class A Directors and Class B Directors. Class A Directors are elected by the holders of Class A Common Stock and Class B Directors are elected by the holders of Class B Common Stock. After the annual meeting, we will have a total of one Class A Director and seven Class B Directors.

     The following table shows our current directors, and indicates the classes of which each director is a member:

	Class A Director	Class B Directors
Class I: Term expires at the 2004 annual meeting and every three years thereafter	Robert L. Clarke	Steven R. Rowley F. William Barnett(1)

Class II: Term expires at the 2005 annual meeting and every three years thereafter	—	Laurence E. Hirsch Michael R. Nicolais

Class III: Term expires at the 2006 annual meeting and every three years thereafter	—	David W. Quinn O. G. Dagnan

(1) If re-elected at the annual meeting, Mr. Barnett will be classified as a Class III director.

     The following table shows the composition of our board after the annual meeting, assuming the election of the proposed slate of director nominees:

	Class A Director	Class B Directors
Class II: Term expires at the 2005 annual meeting and every three years thereafter	—	Laurence E. Hirsch Michael R. Nicolais

Class III: Term expires at the 2006 annual meeting and every three years thereafter	—	F. William Barnett David W. Quinn O. G. Dagnan

Class I: Term expires at the 2007 annual meeting and every three years thereafter	Robert L. Clarke	Frank W. Maresh Steven R. Rowley

     When they become applicable to the Company, the new NYSE corporate governance rules will require that our board of directors be comprised of a majority of independent directors. Because Centex formerly held approximately 65% of our common stock, we qualified as a “controlled company” within the meaning of these listing requirements and are not currently required to comply with the majority-independent board requirement at this time. We will be required to comply with this requirement within one year of the date Centex ceased to control us, or by January 30, 2005.

     Although the majority-independent board requirement of the NYSE is not yet applicable to the Company, our board of directors has determined, upon the recommendation of the corporate governance and nominating committee, which we sometimes refer to as the “nominating committee,” that all members of or nominees for election to our board of directors, other than Messrs. Hirsch, Rowley and Quinn, are “independent” within the meaning of the independence requirements of the Securities Exchange Act of 1934 and the corporate governance rules of the NYSE.

     In determining that four of our directors and the additional nominee, Frank W. Maresh, are “independent,” our board of directors considered the following facts:

•	Messrs. F. William Barnett, Robert L. Clarke and Frank W. Maresh have no relationship with the Company or its management that potentially affects their independence.

•	Mr. O.G. Dagnan is a former Chief Executive Officer of the Company who retired as an officer and employee of the Company in July 1999, and has had no relationship with the Company since that time (other than his relationship as a director). Mr. Dagnan was granted certain stock options by the Company during the time he served as an executive officer, the last of which were exercised in 2002. Because of the length of time since his retirement from the Company, and in light of the absence of any compensatory or other arrangements between the Company and Mr. Dagnan since the date of his retirement, our board of directors has determined that Mr. Dagnan has no material relationship with the Company.

•	Mr. Michael R. Nicolais is a member of our board of directors who recently entered into an employment relationship with a company owned by another member of our board of directors. In particular, in April 2004, Mr. Nicolais accepted employment as president of Highlander Partners L.P. (“Highlander”), a newly formed private investment partnership of which Mr. Laurence E. Hirsch, a director of the Company, is the sole equity owner. In view of, among other things, (i) the fact that Mr. Nicolais has never served as an officer or employee of the Company or any of its parents or subsidiaries, (ii) the fact that the employment relationship between Mr. Nicolais and Highlander commenced after the completion of the Spin-off and after the date Mr. Hirsch retired as an executive officer and director of Centex, (iii) the fact that the investment services to be provided by Mr. Nicolais to Highlander are largely unrelated to the Company (except to the extent that such services may in the future involve investment services relating to shares of our Common Stock held by Mr. Hirsch) and (iv) the board’s belief that Mr. Nicolais is able to act independently from the Company and its management in connection with matters submitted to and considered by our board of directors of the Company, our board determined in its business judgment that Mr. Nicolais has no material relationship with the Company.

Nominees

     Each of the nominees listed below, other than Mr. Maresh, is currently a member of our board of directors. Mr. Maresh has been nominated in connection with the increase in the size of our board. Each of these nominees has been nominated by our nominating and corporate governance committee after considering the criteria described below under “Corporate Governance and Nominating Committee.” We have no reason to believe that any of the listed nominees will become unavailable for election, but if for any reason that should be the case, proxies may be voted for substitute nominees. A plurality of votes cast by the holders of our Class A Common Stock will be required to elect the nominee for Class A Director and a plurality of votes cast by the holders of our Class B Common Stock will be required to elect the nominees for Class B Director.

     Our board of directors recommends that holders of Class A Common Stock vote “for” the election of the nominee listed below as a Class A Director to serve in Class I for a three-year term ending at our 2007 annual meeting of stockholders:

     Robert L. Clarke

     Our board of Directors recommends that holders of Class B Common Stock vote “for” the election of the nominees listed below as Class B Directors to serve in Class I for a three-year term ending at our 2007 annual meeting of stockholders:

     Frank W. Maresh

     Steven R. Rowley

     Our board of Directors recommends that holders of Class B Common Stock vote “for” the election of the nominee listed below as a Class B Director to serve in Class III for a two-year term ending at our 2006 annual meeting of stockholders:

     F. William Barnett

     Set forth below is information about the nominees standing for election at our 2004 annual meeting, as well as our continuing directors whose terms of office do not expire at the 2004 annual meeting. The biographical information appearing below regarding the nominees for director and continuing directors has been furnished to us by the respective nominees and directors:

Nominee for Director
(Class I Director)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Frank W. Maresh	65	N.A.	Class B Director	Mr. Maresh is a certified public accountant and currently works as a consultant and serves as a board member for several private enterprises. He is also a member of the board of directors of Argonaut Group, Inc., where he serves as chairman of the audit committee. From 1993 to 1999, Mr. Maresh served on the Texas State Board of Public Accountancy, first as chairman of the major case committee and then as chairman of the board. Prior to joining the Texas State Board of Public Accountancy, Mr. Maresh worked for KPMG from 1962 until 1993 in a variety of capacities, including Vice Chairman of the board of directors of that firm’s U.S. operations, as a member of KPMG’s firm-wide management committee, as Managing Partner of the Southwestern United States region and as Managing Partner of KPMG’s Houston office. Mr. Maresh graduated from the University of Texas with a masters in public accounting.

Nominees for Director Whose Terms Expire at our 2004 Annual Meeting
(Class I Directors)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Robert L. Clarke	61	1994	Class A Director	Mr. Clarke serves as chairman of the audit committee of our board of directors. Mr. Clarke also serves on the compensation and nominating committees of our board. He was a partner in the law firm of Bracewell & Patterson, L.L.P. from 1971 to December 1985, returned to the firm as a partner in March 1992 and continues to serve in that capacity. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc., a consumer finance company and an advisory director of Stewart Information Services Corporation, a land title and property information services company.

Nominees for Director Whose Terms Expire at our 2004 Annual Meeting
(Class I Directors - Continued)

Steven R. Rowley	51	2003	Class B Director	Mr. Rowley has been the Company’s Chief Executive Officer and a member of our board of directors since September 2003. Mr. Rowley joined the Company in 1991 as a plant manager in its Nevada cement operations and subsequently became Executive Vice President of the Company’s Illinois Cement Company subsidiary in June of 1995. Mr. Rowley was named the Company’s Executive Vice President — Cement in 1998. In 2001, Mr. Rowley’s operational responsibilities were expanded to include concrete and aggregates. Mr. Rowley was named the Company’s Chief Operating Officer in October 2002.

(Class III Director)

		Year	Class of	Business Experience and Principal Occupation;
		First	Common	Directorships in Public Corporations and
Name	Age	Elected	Stock	Investment Companies
F. William Barnett	57	2003	Class B Director	Mr. Barnett currently chairs our compensation committee. Mr. Barnett also serves on our audit and nominating committees. Mr. Barnett retired in 2003 from his position as a director in the Dallas office of McKinsey & Company, Inc., an international consulting firm, after 23 years of employment. Mr. Barnett is also a director of Papa Johns International, Inc.

Continuing Directors Whose Terms Expire at our 2005 Annual Meeting
(Class II Directors)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Laurence E. Hirsch	58	1985	Class B Director	Mr. Hirsch was our Chief Executive Officer from April 2003 through September 2003. Mr. Hirsch is the sole member of the executive committee of our board of directors. He has served as chairman of our board of directors from July 1999 to the present and previously served in that capacity from January 1994 through December 1997. Until his retirement on March 31, 2004, Mr. Hirsch served Centex in various capacities, including as a director since 1985, as Chief Executive Officer since July 1988 and as chairman of its board of directors since July 1991. Mr. Hirsch also serves as a director of Belo Corp., a diversified media company, Luminex Company, a biological technology company and as an advisory director of Heidelberger Zement AG., a diversified company with operations in the construction industry.

Continuing Directors Whose Terms Expire at our 2005 Annual Meeting
(Class II Directors - Continued)

		Year	Class of
		First	Common	Business Experience and Principal Occupation;
Name	Age	Elected	Stock	Directorships in Public Corporations and Investment Companies
Michael R. Nicolais	46	2001	Class B Director	Mr. Nicolais been a member of our board of directors since 2001 and serves on our compensation committee and chairs our nominating committee. In April 2004, Mr. Nicolais became president of Highlander Partners L.P., a newly formed investment partnership. From August 2002 until March 2004, Mr. Nicolais served as managing director of Stephens, Inc., an investment banking firm. Prior to joining Stephens, Inc., he was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August 2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and co-head of that firm’s Dallas office.

Continuing Directors Whose Terms Expire at our 2006 Annual Meeting
(Class III Directors)

		Year	Class of	Business Experience and Principal Occupation;
		First	Common	Directorships in Public Corporations and
Name	Age	Elected	Stock	Investment Companies
O.G. Dagnan	64	1990	Class B Director	Mr. Dagnan served as our Chief Executive Officer from January 1990 through his retirement in July 1999 and chairman of our board of directors from January 1990 to January 1994 and December 1997 through his retirement in July 1999. Mr. Dagnan served as our President from January 1990 through December 1997, and as our Senior Vice President — Operations from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989.

David W. Quinn	62	1994	Class B Director	Mr. Quinn has been a member of our board of directors since 1994. He has served as a director of Centex since 1989, and served as Vice Chairman of the board of directors of Centex from May 1996 to March 2002, as Executive Vice President of Centex from February 1987 to May 1996 and Chief Financial Officer of Centex from February 1987 until June 1997 and again from October 1997 until May 2000. Mr. Quinn is also a director of ElkCorp., a manufacturer of building products.

Board Meetings and Attendance Records

     During the Company’s fiscal year ended March 31, 2004, our board of directors held four regularly scheduled meetings and three special meetings. During such fiscal year, one director missed one board meeting. Other than this one absence, each director attended all meetings of our board and of all committees of the board on which such director served. In accordance with our policy, we anticipate that all continuing directors and nominees will attend our 2004 annual meeting. All such persons attended our 2003 annual meeting.

Board Compensation

     Board members who are not employees of the Company or its affiliates received an annual retainer of $35,000 and options to purchase 3,000 shares of our Class A Common Stock during fiscal year ended March 31, 2004. In addition, the Company reimburses all members of the board for reasonable expenses incurred in attending board and committee meetings. To facilitate a full and fair evaluation of our Spin-Off from Centex, our board of directors formed a special committee of independent directors consisting of Robert L. Clarke, who served as chairman of the committee, Michael R. Nicolais, Harold K. Work and F. William Barnett. The chairman of this committee was paid a one-time fee of $17,500, each other member of the committee was paid a one-time fee of $10,000. In addition, each committee member was paid a fee of $2,000 for each meeting of the special committee he attended in person or by telephone, plus expenses.

Board Committees

     The board’s standing committees include the audit committee, the corporate governance and nominating committee and the compensation committee. The members of these committees are as follows:

	Compensation	Corporate Governance and
Audit Committee	Committee	Nominating Committee
F. William Barnett	F. William Barnett(1)	F. William Barnett
Robert L. Clarke(1)	Robert L. Clarke	Robert L. Clarke
O.G. Dagnan	Michael R. Nicolais	Michael R. Nicolais (1)

(1)	Chairman of the committee.

     Audit Committee

     Our board has a separately-designated standing audit committee, composed of three independent directors. The audit committee assists the board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit function and independent auditors. A copy of the audit committee’s amended and restated charter adopted in May 2004 is included as Appendix A to this proxy statement.

     Our board has determined that each member of the committee is independent within the meaning of applicable (i) corporate governance rules of the NYSE and (ii) the requirements set forth in the Securities Exchange Act of 1934 and the applicable SEC rules. In addition, our board has determined that each member of the committee satisfies applicable NYSE standards for financial literacy and that, based on his financial experience including seven years as Comptroller of the Currency of the United States, Robert L. Clarke is an “audit committee financial expert” within the meaning of the rules of the SEC. Our corporate governance and nominating committee has recommended that Mr. Maresh be nominated to join our audit committee if elected at the annual meeting. The board has made a preliminary determination that Mr. Maresh also qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and intends to appoint him to the audit committee if he is elected at the annual meeting.

     During the last fiscal year, the audit committee held five meetings, each of which was attended by all of its members. Unless otherwise determined by the board, no member of the committee may serve as a member of the audit committee of more than two other public companies.

     The following are key functions and responsibilities of our audit committee:

•	to select, appoint, compensate, evaluate, retain and oversee the independent auditors engaged for purposes of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;

•	to obtain and review, on a periodic basis, a formal written statement from our independent auditors describing all relationships between our auditors and the Company and engage in a dialogue with our auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and to recommend appropriate action in response to the reports to our board;

•	to pre-approve all audit engagement fees and terms and all non-audit services provided to us by our independent auditors, in accordance with the committee’s policies and procedures for pre-approving audit and non-audit services;

•	to establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	to discuss our annual audited financial statements, quarterly financial statements and other significant financial disclosures with management and our independent auditors;

•	to discuss with management the types of information to be disclosed and the types of presentations to be made in our earnings press releases, as well as the financial information and earnings guidance we provide to analysts and rating agencies;

•	to annually review and assess its performance and the adequacy of its charter;

•	to discuss policies with respect to risk assessment and risk management; and

•	to prepare the report that is required to be included in our annual proxy statement regarding review of financial statements and auditor independence.

     The audit committee’s report on our financial statements for the fiscal year ended March 31, 2004 is presented below under the heading “Audit Committee Report.”

     The audit committee meets separately with our independent auditors and with members of our internal audit staff outside the presence of the Company’s management or other employees to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.

     Compensation Committee

     Our board’s compensation committee is composed of independent directors who meet the corporate governance standards of the NYSE, qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and as “outside directors” within the meaning of the Internal Revenue Code of 1986, as amended. Pursuant to its charter, which you may review on our web site at http://www.eaglematerials.com, the primary purposes of the committee are to assist the board in discharging its responsibilities relating to compensation of the Company’s Chief Executive Officer and other senior executives and direct the production of all reports regarding executive compensation that the rules of the SEC require to be included in our annual proxy statement.

     The following are key functions and responsibilities of the compensation committee:

•	to periodically review and make recommendations to our board as to our general compensation philosophy and structure, including reviewing the compensation programs for senior executives and all benefit plans sponsored by the Company to determine whether they are properly coordinated and achieving their intended purposes;

•	to annually review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate his or her performance as measured against such goals and objectives and to set the salary and other cash and equity compensation for our the Chief Executive Officer based on such evaluation;

•	to review, after the end of the fiscal year and in consultation with our Chief Executive Officer, and make recommendations to our board with respect to compensation of our senior executives;

•	to administer the Company’s compensation plans for which it is named as plan administrator, including the Company’s Incentive Plan;

•	to report on compensation policies and practices with respect to the Company’s executive officers as required by SEC rules; and

•	to review and assess the performance of the committee and the adequacy of its charter annually and recommend any proposed changes to the board.

     The compensation committee’s report for the fiscal year ended March 31, 2004 is presented below under the heading “Report of Compensation Committee on Executive Compensation.”

     Under its new Amended and Restated Charter adopted in May 2004, the compensation committee meets as often as it deems appropriate, but no less than twice per year. During the fiscal year ended March 31, 2004, the compensation committee held two meetings, which were attended by all its members.

     Corporate Governance and Nominating Committee

     The primary purposes of this committee are to advise and counsel our board and management regarding our governance including our board’s selection of directors; to develop and recommend to the board a set of corporate governance principles for the Company; and to oversee the evaluation of our board and management. Our corporate governance and nominating committee has adopted a written charter, which you may review on our web site at http://www.eaglematerials.com.

     The following are certain key functions and responsibilities of our nominating committee:

•	to develop, periodically review and recommend a set of corporate governance principles for the Company to the board;

•	to periodically review corporate governance matters generally and recommend action to the board where appropriate;

•	to review and assess the adequacy of its charter annually and recommend any proposed changes to our board for approval;

•	to monitor the quality and sufficiency of information furnished by management to our board;

•	to actively seek, recruit, screen, and interview individuals qualified to become members of the board, and consider management’s recommendations for director candidates;

•	to evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the board;

•	to establish and periodically re-evaluate criteria for board membership;

•	to recommend to the board the director nominees for each annual stockholders’ meeting; and

•	to recommend to the board nominees for each committee of the board.

     The committee initiates and oversees an annual evaluation of the effectiveness of the board and each committee, as well as the composition, organization (including committee structure, membership and leadership) and practices of the board. Among the criteria the nominating committee uses in evaluating the suitability of individual nominees for director (whether such nominations are made by management, a stockholder or otherwise) are their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to board duties and the likelihood that he or she will be able to serve on the board for a sustained period. In connection with the selection of nominees for director, due consideration will be given to our board’s overall balance of perspectives, backgrounds and experiences. During the fiscal year ended March 31, 2004, the committee paid no fees to third-parties to assist in identifying or evaluating potential nominees.

     Members of the nominating committee, other members of the board or executive officers may, from time to time, identify potential candidates for nomination to our board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the criteria described above and the projected needs of the board at the time. As set forth in the committee’s charter, the committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors.

     The committee will consider candidates recommended by stockholders for election to our board. A stockholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the nominating committee, Attention: Secretary, Eagle Materials Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219.

     Our Bylaws provide that, to be considered at the 2005 annual meeting, stockholder nominations for the board of directors must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 5, 2005 and ending May 6, 2005, and must contain the information specified by and otherwise comply with the terms of the Company’s bylaws. Any stockholder wishing to receive a copy of the Company’s bylaws should direct a written request to our Secretary at the Company’s principal executive offices.

     In addition to the nominees who are directors standing for re-election, the nominating committee approved Frank W. Maresh as a nominee for director. Mr. Maresh was first identified as a potential nominee to our board by a non-management director. After a careful review of his qualifications, the nominating committee recommended that Mr. Maresh be nominated for election at the Annual Meeting of Stockholders to be held on July 27, 2004.

     No nominees for election to the board of directors at our 2004 Annual Meeting of Shareholders were submitted by shareholders or groups of shareholders owning more than 5% of our common stock.

     During the fiscal year ended March 31, 2004, the nominating committee held one meeting in conjunction with a meeting of the entire board of directors, which was attended by all committee members.

How to Contact Our Board

     You can communicate directly with our board of directors, a committee of the board, our independent directors as a group, or any individual member of our board of directors by sending the communication to Eagle Materials Inc., 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, to the attention of the director or directors of your choice (e.g., “Attention: Chairman of the Board of Directors” or “Attention: All Independent Directors,” etc.). We will relay communications addressed in this manner as appropriate. Communications addressed to the attention of the entire board are forwarded to the chairman of the board for review and further handling.

Named Executive Officers Who Are Not Directors

     Listed below are the names, ages as of the date of this proxy statement and principal occupations of each person who was an executive officer during the fiscal year ended March 31, 2004 who is not also a member of our board. All of these persons have been elected to serve until the next annual meeting of our board or until their earlier resignation or removal.

Name	Age	Title
Gerald J. Essl	54	Executive Vice President—Cement/Concrete and Aggregates (Executive Vice President—Cement/Concrete and Aggregates since January 2003; President of Texas-Lehigh Cement Company from 1985 through December 2002).

H. David House	62	Executive Vice President—Gypsum (Executive Vice President—Gypsum and Paperboard from November 2000 until January 2004; Executive Vice President—Gypsum from January 1998 through November 2000; President of American Gypsum Company since June 1997).

Arthur R. Zunker, Jr.	60	Senior Vice President—Finance and Treasurer (Senior Vice President—Finance and Treasurer since January 1994; Senior Vice President—Administration from August 1984 to January 1994).

EXECUTIVE COMPENSATION

Compensation Tables

     The following table sets forth the cash and non-cash compensation awarded to or earned by any person who served as Chief Executive Officer of the Company during the preceding fiscal year and the three other most highly compensated executive officers of the Company required to be included in this table for each of the three preceding fiscal years:

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation		Awards
Name and Principal				Securities
Position During the Fiscal Year Ended	Fiscal			Underlying	All Other
March 31, 2004	Year	Salary ($)	Bonus ($) (1)	Options/SARs (#) (2)	Compensation ($) (3)
Laurence E. Hirsch	2004	$0	$0	—	—
Chief Executive Officer (4)	2003	—	—	—	—
	2002	—	—	—	—

Steven R. Rowley,	2004	$298,700	$427,535	27,592	$37,657
President and Chief Executive	2003	245,557	388,328	—	29,264
Officer (5)	2002	190,000	401,047	—	24,958

H. David House,	2004	$238,700	$283,600	16,555	$33,428
Executive Vice President—	2003	231,750	228,061	—	31,710
Gypsum	2002	225,000	139,085	—	30,028

Arthur R. Zunker, Jr.,	2004	$201,600	$301,790	16,555	$26,735
Senior Vice President —	2003	195,700	223,387	—	25,552
Finance and Treasurer	2002	190,000	180,606	—	24,440

Gerald J. Essl Executive Vice President—	2004	$207,000	$305,594	16,555	$27,756
Cement/Concrete and	2003	176,763	274,300	—	542,310 (7)
Aggregates (6)	2002	—	—	—	—

(1)	Cash bonuses for services rendered in fiscal years 2004, 2003 and 2002 have been listed in the year earned but were paid in the following fiscal year.

(2)	Options shown in this table represent stock options granted pursuant to our Incentive Plan or predecessor plans. The Company did not grant any stock appreciation rights to any of its executive officers during any of the periods covered by this table.

(3)	Except for Mr. Essl during fiscal 2003, the compensation reported represents: (i) the Company’s contributions to, and forfeitures allocated to, the account of the recipient under our profit sharing plan; (ii) contributions to the account of the recipient pursuant to our amended and restated supplemental executive retirement plan (the “SERP”), an unfunded, non-qualified plan for certain executives of the Company; and (iii) automobile allowance payments. Please see “Report of Compensation Committee on Executive Compensation.” All of such amounts with respect to our profit sharing plan and the SERP are fully vested in the recipient unless otherwise noted. The compensation for the named executive officers for fiscal years 2004, 2003 and 2002, respectively, includes contributions accrued pursuant to the profit sharing plan in the following amounts: (i) Mr. Essl: $19,931, $0 and $0; (ii) Mr. House: $19,732, $19,704 and $16,733; (iii) Mr. Rowley: $19,784, $19,753, and $16,782; and (iv) Mr. Zunker: $19,980, $19,387 and $16,978. The compensation for the named executive officers also includes contributions accrued pursuant to the SERP in the following amounts for fiscal years 2004, 2003 and 2002, respectively: (i) Mr. Essl: $625, $0 and $0; (ii) Mr. House: $3,696, $3,006 and $4,295; (iii) Mr. Rowley: $ 9,653, $2,056 and $0; and (iv) Mr. Zunker: $13, $0 and $0. The compensation for the named executive officers also includes automobile allowance payments in the following amounts for fiscal years 2004, 2003 and 2002 respectively: (i) Mr. Essl: $7,200, $1,800, $0; (ii) Mr. House: $9,000, $9,000 and $9,000; (iii) Mr. Rowley: $8,220, $7,455, and $7,200; and (iv) Mr. Zunker: $6,165, $6,165 and $6,165.

(4)	Mr. Hirsch served as Chief Executive Officer of the Company from April 2003 through September 2003. Mr. Hirsch did not receive any compensation from the Company while serving in this capacity, nor did he receive any additional compensation from Centex. In addition, no management fee was paid by the Company to Centex in relation to the services provided by Mr. Hirsch.

(5)	Mr. Rowley was elected as Chief Operating Officer of the Company in October 2002 and was elected as President and Chief Executive Officer in September 2003.

(6)	Mr. Essl became Executive Vice President—Cement/Concrete and Aggregates on January 2, 2003. Prior to January 2, 2003, Mr. Essl was not an executive officer of the Company. Mr. Essl served as President of Texas Lehigh Cement Company, L.P., a 50% owned subsidiary of the Company (“Texas Lehigh”) from 1986 through 2002. Salary and bonus for fiscal 2003 represent compensation paid by Texas Lehigh with respect to services rendered from April 1, 2002 to December 31, 2002 and by the Company with respect to services rendered from January 2, 2003 through March 31, 2003.

(7)	Represents $521,054 paid to Mr. Essl under Texas Lehigh’s long-term incentive compensation plan, $19,456 in contributions to Mr. Essl under Texas Lehigh’s non-qualified retirement plan and $1,800 automobile allowance payment for fiscal year 2003.

     The following table describes stock options granted to the named executive officers for fiscal year 2004.

Option/SAR Grants in Last Fiscal Year(1)

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for Option
	Individual Option Grants (2)				Term
		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees
	Options	in Fiscal	Exercise	Expiration
Name	Granted (#)	Year	Price ($/Sh)	Date	5% ($)	10% ($)
Laurence E. Hirsch	0	0.0%	N.A.	N.A.	N.A.	N.A.
Steven R. Rowley	27,592	20.8%	$35.29	May 8, 2013	$612,266	$1,551,774
H. David House	16,555	12.5%	$35.29	May 8, 2013	$367,355	$931,053
Arthur R. Zunker, Jr.	16,555	12.5%	$35.29	May 8, 2013	$367,355	$931,053
Gerald J. Essl	16,555	12.5%	$35.29	May 8, 2013	$367,355	$931,053

(1)	Amounts set forth in the table reflect the number and value of shares and options only. The Company has issued no stock appreciation rights (“SARs”).

(2)	These options were granted under a predecessor plan to our Incentive Plan at the fair market value on the date of grant and represent options to purchase shares of our Class A Common Stock. In connection with the spin-off from Centex Corporation, the number of shares and the exercise price for all options were adjusted as a result of the special one time $6.00 per share cash dividend in January 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values (1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs		In-the-Money Options/SARs
			at Fiscal Year-End (#)		at Fiscal Year-End ($) (2)
	Shares	Value
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Laurence E. Hirsch	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.
Steven R. Rowley	5,000 (3)	$177,067	89,508	25,793	$2,651,751	$630,714
H. David House	80,918	$1,920,515	3,861	16,096	$118,577	$402,284
Arthur R. Zunker, Jr.	9,612	$343,341	65,671	16,092	$1,754,860	$402,130
Gerald J. Essl	—	—	2,008	14,547	$47,305	$342,704

(1)	Amounts set forth in the table reflect the number and value of options only. The Company has issued no SARs.

(2)	Represents the difference between the closing price of the Class A Common Stock on March 31, 2004 of $58.85 per share and the exercise price of such options.

(3)	Represents shares of Class A Common Stock acquired and held by Mr. Rowley upon exercise of certain stock options.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee of the Board (the “Committee”) reviews and approves the salaries and bonuses of our executive officers. The Committee also administers our Incentive Plan and is authorized under that plan to grant options to our independent directors, officers and other key employees and those of our subsidiaries. The Committee is comprised of three independent directors. This report describes the policies and principles that shape the structure of our executive compensation program.

     Our executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives, for fiscal 2004 the executive compensation program uses a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus and (iii) long-term incentive compensation in the form of stock options. In addition, our executive officers are eligible to receive other benefits, such as medical benefits and profit sharing plan contributions, that are generally available to our employees and contributions under our SERP that are accrued for the named executive officers and certain other officers of the Company and its subsidiaries.

     In structuring the specific components of executive compensation, the Committee is guided by the following principles:

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies that engage in one or more of the businesses in which the we engage;

•	bonus payments should vary with the individual’s performance and the our financial performance; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and creates rewards for long-term sustained corporate performance and the achievement of our strategic objectives.

     Base Salary

     The Committee is responsible for reviewing and approving the base salary levels for the named executive officers. This conclusion is based on a comparative compensation study of companies that engage in one or more of our principal businesses: manufacture and sale of cement, gypsum wallboard, recycled paperboard and readymix concrete and aggregates. The companies reviewed in this study included all of the companies included in the peer group reflected on the performance graph below.

     Annual Incentive Bonus

     The Committee is also responsible for reviewing and approving for the annual incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. Under our annual incentive bonus program, a percentage of potential earnings in each fiscal year is designated as a pool for bonuses with each participating employee being assigned a percentage of such pool. At the end of the fiscal year, the pool is divided, and bonuses are paid among the employees participating in the program in accordance with such percentages, subject to reduction based on the employees’ individual performance. The amount of the bonus paid to an employee is based on our earnings, the percentage of the pool designated for such employee and an assessment of such employee’s performance.

     Long-term Compensation

     To increase the proportion of management compensation that is tied to our performance, our stock option programs have been structured to link the vesting of option grants to the achievement by the Company of certain specific performance targets during the ten years following the dates on which such options are granted. Under the terms of substantially all of the options granted since fiscal year 1998, the number of shares that vest or which become exercisable by the optionee depends upon our achievement of specific financial goals. These financial goals are tied to our operating earnings and return on average net assets and are structured to reward the optionee for superior long-term operating performance of the Company. Failure to meet the specified goals results in those shares not vesting until the end of the ten-year term. The Committee believes that these programs properly align the interests of our directors, officers and managers with the interests of our stockholders by linking a majority of their long-term compensation with goals that have a direct and positive effect on stockholder value. Except for certain options granted in fiscal 1995 in connection with our initial public offering and certain options granted to certain employees at the time of hire, almost all of the options granted by the Company to its directors, officers and key employees have been granted under performance programs.

     In fiscal year 1995, the board approved the SERP for certain employees participating in the profit sharing plan. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $200,000) on the amount of annual compensation that may be considered in determining, for the account of an eligible participant, our contribution to the profit sharing plan. The SERP was established to eliminate the adverse treatment that higher-salaried employees receive under such rule by funding balances for each participant in an amount equal to the additional contribution that he or she would have received under the profit sharing plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the profit sharing plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the profit sharing plan or the SERP.

     CEO Compensation

     Our Chief Executive Officer participates in the same compensation programs as the other executive officers, and each component of his compensation is approved by the Committee according to the same criteria. The base salary and annual incentive bonus of the Chief Executive Officer for fiscal year 2004 were consistent with the Committee’s compensation range guidelines and objectives for all officers. The annual incentive bonus for the Chief Executive Officer was determined in accordance with the existing annual bonus program. As described above the annual incentive bonus program establishes a bonus pool based on a percentage of our earnings. The Chief Executive Officer’s annual incentive bonus is based upon a predetermined percentage of this bonus pool.

Compensation Committee

F. William Barnett, Chairman
Robert L. Clarke
Michael R. Nicolais

Compensation Committee Interlocks and Insider Participation

None.

Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on the Company’s Class A Common Stock during the five fiscal years ended March 31, 2004 with the S&P 500 Index and a peer group of companies comprised of Caraustar Industries, Inc., Lafarge Company and USG Company. Caraustar Industries, Inc.’s principal manufacturing activity is the production of uncoated and clay-coated recycled paperboard. Lafarge is engaged primarily in the production and distribution of construction materials, including cement, ready-mix concrete, gypsum wallboard, aggregates, cementitious materials and concrete products. USG Company is engaged in the production and distribution of building materials, primarily gypsum wallboard and related products. These companies are included in the peer group because they each engage in one or more activities that are comparable to one or more of the Company’s business segments. The comparison assumes (i) $100 was invested on March 31, 1999 in each of the Company’s Class A Common Stock, the S&P 500 Index and evenly in the respective equity securities of the peer group that resemble our Class A Common Stock and (ii) the reinvestment of dividends. The returns of the companies comprising the peer groups are weighted by their respective market capitalizations at the beginning of each period.

	1999	2000	2001	2002	2003	2004
Eagle Materials Inc.	$100	$76	$82	$117	$106	$194
S & P500 Index	$100	$118	$92	$93	$70	$94
Peer Group	$100	$82	$63	$77	$52	$86

STOCK OWNERSHIP

Management

     We encourage stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The following table shows the beneficial ownership of our Common Stock, as of the record date for the annual meeting by: (a) each director (and each nominee for election to the board of directors), (b) each of the named executive officers in the Summary Compensation Table under “Executive Compensation” on page 13 and (c) by all directors, nominees and executive officers of the Company as a group (11 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

	Amount and Nature of Beneficial Ownership (1)
	Class A Common Stock (2)		Class B Common Stock
					Percentage of
					Total Common
	Number of		Number of		Stock (Class A
	Shares		Shares		Common Stock
	Beneficially	Percentage of	Beneficially	Percentage of	plus Class B
	Owned	Class A Stock	Owned	Class B Stock	Common Stock)
F. William Barnett	3,311	*	—	*	*
Robert L. Clarke	20,632	*	—	*	*
O.G. Dagnan	16,187	*	—	*	*
Gerald J. Essl	4,008	*	—	*	*
Laurence E. Hirsch	59,344	*	165,909	1.9%	1.2%
H. David House	3,861	*	—	*	*
Frank W. Maresh	—	*	—	*	*
Michael R. Nicolais	7,096 (3)	*	—	*	*
David W. Quinn	2,936	*	3,151	*	*
Steven R. Rowley	110,792 (4)	1.2%	—	*	*
Arthur R. Zunker, Jr.	71,582	*	32	*	*
All current directors, nominees and executive officers as a group (11 persons)	299,749	3.11%	169,092	1.90%	2.53%

*	Less than 1%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(2)	Amounts include the following shares of Class A Common Stock that may be acquired upon exercise of stock options: Mr. Barnett - 3,311 shares; Mr. Clarke - 17,632 shares; Mr. Essl - 2,008 shares; Mr. House - 3,861 shares; Mr. Nicolais - 3,634; Mr. Rowley - 84,508 shares; Mr. Zunker - 65,671 shares; and all directors and executive officers of the Company as a group (11 persons) - 177,314 shares. In addition, this table includes shares of Class A Common Stock that are held for the account of participants as of June 3, 2004, pursuant to the common stock fund of the Company’s profit sharing and retirement plans, as follows: Mr. Rowley - 1,284 shares; Mr. Zunker - 5,903 shares; and all directors, nominees and executive officers of the Company as a group (11 persons) - 7,187 shares. A copy of our Incentive Plan is attached as Appendix F to the Company’s Definitive Proxy Statement on Schedule 14A, filed with SEC on December 1, 2003.

(3)	Includes 462 shares owned by Mr. Nicolais’ wife.

(4)	Includes 15,000 shares of Class A Common Stock issued to Mr. Rowley on September 18, 2003 pursuant to a restricted stock award.

Certain Beneficial Owners

     The following table sets forth information as of June 3, 2004 regarding the only persons we know of that beneficially own more than five percent of either class of our common stock:

	Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock
					Percentage of
Name and Address		Percentage of		Percentage of	Total Common
of Beneficial Owner	Number	Class	Number	Class	Stock
FMR Corp (1) 82 Devonshire Street, Boston, MA 02109	1,673,677	17.38%	—	—	9.03%

Timothy R. Barakett (2) 152 West 57th St., 47th Floor, New York, NY 10019	—	—	477,600	5.36%	2.58%

(1)	Based solely on information contained in the Schedule 13G of FMR Corp. filed with the SEC on March 10, 2004 (the “FMR 13G”), with respect to shares of common stock owned as of February 29, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of common stock issued and outstanding on the record date. According to the FMR 13G, FMR Corp. had sole power to vote or to direct the vote of 82,004 of shares of Class A Common Stock and sole dispositive power over all of 1,673,677 shares.

(2)	Based solely on information contained in the Schedule 13G of Timothy R. Barakett filed with the SEC on May 24, 2004 (the “Barakett 13G”), with respect to shares of common stock owned as of owned as of May 24, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of common stock issued and outstanding on the record date. According to the Barakett 13G, Mr. Barakett has sole power to vote or direct the vote of 477,600 shares of Class B Common Stock and sole dispositive power over all of 477,600 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and the NYSE. These persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms that they file with the SEC.

     Based solely on our review of the copies of such forms received by it with respect to fiscal 2004 or written representations from certain reporting persons, the Company believes that, except as noted below, its directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, have complied with all filing requirements of Section 16(a) for fiscal 2004 applicable to such persons. Filings on Form 4 for open market common stock purchases by Gerald Essl made on September 29, 2003, March 17, 2004 and March 22, 2004 were not made until June 1, 2004.

CERTAIN TRANSACTIONS

     In connection with the Spin-off, the Company entered into certain agreements and consummated certain transactions with Centex. These agreements and transactions include the following:

•	The Company, Centex and a subsidiary of Centex entered into a merger agreement which provided, among other things, that the common stock of the Company would be reclassified into Class A Common Stock and Class B Common Stock. This reclassification was consummated on January 30, 2004.

•	The Company paid a cash dividend of approximately $113 million to its stockholders, including Centex. Centex received approximately $72 million of this dividend. This dividend was paid on January 29, 2004.

•	The Company and Centex entered into a distribution agreement providing for the Spin-off. The Spin-off was consummated on January 30, 2004.

•	The Company entered into an administrative services agreement with Centex in connection with the Spin-off. Under the terms of this agreement, Centex Service Company (“CSC”), a subsidiary of Centex, provides the Company with employee benefits administration, legal, public/investor relations and certain other services. This agreement has a term expiring on March 31, 2006, unless earlier terminated at the option of the Company. For the last two months of fiscal year 2004, the payment by the Company to CSC for services rendered under this agreement was $40,369. Laurence E. Hirsch and Timothy R. Eller, who are present or former directors of the Company, were directors and executive officers of CSC at the time the administrative services agreement was entered into with Centex.

     For additional information regarding the foregoing agreements and transactions, we refer you to the Company’s definitive proxy material on Schedule 14A, filed with SEC on December 1, 2003.

     Until March 2004, the Company also subleased office space at its corporate headquarters from CSC. The lease payments, which totaled $241,233 in fiscal year 2004, represent the Company’s pro-rata share of the master lease payments based on the amount of space subleased by the Company.

     Certain of the Company’s subsidiaries in the readymix concrete and wallboard businesses, from time to time, sell their respective products directly to a subsidiary of Centex. Although the Company does not track the volume of sales to subsidiaries of Centex, the Company believes that such sales account for less than five percent of its total sales volume.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP (“Ernst & Young”) audited the Company’s financial statements for the fiscal years ended March 31, 2002, 2003 and 2004.

     Ernst & Young reports directly to our audit committee. The audit committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Ernst & Young. Under these policies, the audit committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Other audit and permissible non-audit services that exceed a $50,000 threshold must be pre-approved separately by the audit committee, or, for such services that do not exceed $50,000, by a member of the audit committee. Any such member must report the pre-approval at the next audit committee meeting. In determining whether or not to pre-approve services, the audit committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young.

     The following table sets forth the various fees for services provided to the Company by Ernst & Young in the fiscal years ended March 31, 2004 and 2003:

Fiscal Year	Audit Fees (1)	Audit Related Fees (2)	Tax Fees	All Other Fees (3)	Total
2004	$357,941	$72,500	$8,250	$20,000	$458,691
2003	$168,152	$60,800	—	$20,000	$248,000

(1)	Includes fees for the annual audit and quarterly reviews, accounting and financial reporting consultations regarding generally accepted accounting principles.

(2)	Includes fees for benefit plan audits.

(3)	Consists of fees for the audit of a subsidiary’s compliance with certain pricing provisions of a supply agreement.

AUDIT COMMITTEE REPORT

To the of Directors of Eagle Materials Inc.:

     We have reviewed and discussed with management Eagle Materials Inc.’s audited financial statements as of and for the fiscal year ended March 31, 2004.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Eagle Materials Inc. and its affiliates is compatible with the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the board of directors that the financial statements referred to above be included in Eagle Materials Inc.’s Annual Report on Form 10-K for the year ended March 31, 2004.

Audit Committee
Robert L. Clarke, Chairman
F. William Barnett
O.G. Dagnan

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young acted as our independent auditors to audit our books and records for fiscal year 2004, and the audit committee has appointed Ernst & Young as our independent auditors for fiscal year 2005, subject to ratification by our stockholders.

     We believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our audit committee will reconsider whether or not to retain Ernst & Young, but still may elect to retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

     Representatives of Ernst & Young are expected to be present for the annual meeting, with the opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from our stockholders.

Recommendation of the Board

     Our board unanimously recommends a vote “for” the ratification of the appointment by our board of directors of Ernst & Young as the Company’s auditors for fiscal year ended March 31, 2005.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

     Our board of directors does not intend to present for action at this annual meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Next year’s annual meeting of stockholders is scheduled to be held on August 4, 2005. In order to be considered for inclusion in the Company’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 28, 2005.

     For any proposal that is not submitted for inclusion in our proxy material for the 2005 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits the Company’s management to exercise discretionary voting authority under proxies it solicits unless the Company is notified about the proposal on or before May 6, 2005, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our Bylaws provide that, to be considered at the 2005 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at the executive offices of the Company during the period beginning on February 5, 2005 and ending May 6, 2005, and must contain the information specified by and otherwise comply with the Company’s bylaws. Any stockholder wishing to receive a copy of the Company’s bylaws should direct a written request to our Secretary at the Company’s principal executive offices.

FORM 10-K

     Stockholders entitled to vote at the meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, including the financial statements required to be filed with the SEC, without charge, upon written or verbal request to Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219, (214) 432-2000.

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary

Dallas, Texas
June 28, 2004

Appendix A

EAGLE MATERIALS INC.
Amended and Restated
Audit Committee Charter

1. Purpose.

     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Eagle Materials Inc. (the “Company”) is to assist the Board in fulfilling its responsibility to oversee: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors.

2. Membership.

     The Committee shall consist of at least three persons, all of whom shall be members of the Board. Each member of the Committee shall satisfy the independence requirements set forth in the corporate governance and other listing standards of the New York Stock Exchange (the “NYSE Standards”), the applicable requirements set forth in the Securities Exchange Act of 1934, as amended and the rules adopted by the Securities and Exchange Commission (“SEC”) thereunder, as in effect from time to time.

     Each member of the Committee shall be “financially literate” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment (or shall become “financially literate” within a reasonable period of time after appointment to the Committee). In addition, at least one member of the Committee shall have “accounting or related financial management expertise” within the meaning of the NYSE Standards, as such term is interpreted by the Board in its business judgment. Furthermore, unless the Board determines that it is not necessary for an “audit committee financial expert” to serve on the Committee, at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

     Unless otherwise determined by the Board, no member of the Committee shall serve as a member of the audit committee of more than two public companies other than the Company.

     The Board shall elect the members of the Committee at the Board meeting (“Annual Board Meeting”) that is held immediately after the annual meeting of the stockholders of the Company, after considering the recommendations of the Corporate Governance and Nominating Committee of the Board, and each Committee member shall serve until the date of the next Annual Board Meeting, unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another director of the Company to fill the resulting vacancy for his or her unexpired term. Furthermore, if for any reason the Board does not elect the members to the Committee at an Annual Board Meeting, the directors who then comprise the Committee will continue to serve as members of the Committee until the Board takes action to elect new members of the Committee. The Board may remove or replace a member of the Committee at any time.

3. Operation.

     The Board shall elect one member of the Committee to act as chairperson of the Committee (the “Chairperson”). Such member shall act as Chairperson until the next Annual Board Meeting unless he or she resigns, is removed or replaced or otherwise ceases to be a director or a member of the Committee prior to such date, in which event the Board shall appoint another member of the Committee to serve as Chairperson for his or her unexpired term. The Chairperson shall preside over all meetings of the Committee. The Board may remove or replace the Chairperson at any time.

     A majority of the members shall constitute a quorum, unless the Committee is comprised of an equal number of members, in which case one-half of the members of the Committee shall constitute a quorum. The Committee shall act only on the affirmative vote of a majority of the members at a meeting at which a quorum is present (which may be in person or by telephone) or by unanimous consent.

     The Committee shall meet at least four times annually. The Committee may invite such persons in addition to the members of the Committee that it deems appropriate to attend all or part of any meetings. The Committee shall maintain minutes of its meetings and written records of its actions. The Committee shall be authorized to meet, as frequently as it determines is necessary or appropriate, with the Company’s director of internal audit, the Company’s Chief Financial

Officer and the Company’s independent auditors in separate executive sessions to discuss any matters that the Chairperson or any other member of the Committee believes should be discussed privately.

     To the extent permitted by the NYSE Standards and applicable legal requirements, the Committee may delegate specified duties and responsibilities to a subcommittee created by a vote of a majority of the members of the Committee. Each subcommittee shall have one or more members designated by the Committee, and shall be governed by such procedures as the Committee shall determine from time to time.

     The Committee may establish such rules as it determines to be necessary or appropriate to conduct its business, so long as such rules do not contravene the express provisions of this Charter.

4. Duties and Responsibilities.

     To fulfill its purposes as described above, the Committee shall have the following duties and responsibilities:

     a. Independent Accountants. The Committee has the authority and direct responsibility for the selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged (including resolution of any disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company, and such independent auditors shall report directly to the Committee. Without limiting the foregoing, the Committee’s duties and responsibilities shall include:

          (i) select, appoint, evaluate, retain, terminate and replace the Company’s independent auditors;

          (ii) obtain and review, at least annually, a report by the Company’s independent auditors describing: (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

          (iii) obtain and review, on a periodic basis, a formal written statement from the independent auditors to the Committee describing all relationships between the auditors and the Company and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and recommend that the Board take appropriate action in response to the reports from the auditors to satisfy itself of the auditors’ independence;

          (iv) review any report made by the Company’s independent auditors regarding any critical accounting policies, potential alternative accounting treatments and material written communications between the independent auditors and management;

          (v) review with the Company’s independent auditors any audit problems or difficulties and management’s response;

          (vi) resolve any disagreements between management and Company’s independent auditors regarding financial reporting; and

          (vii) pre-approve all audit engagement fees and terms and pre-approve all non-audit services provided to the Company by its independent auditors in accordance with the Committee’s policies and procedures for pre-approving audit and non-audit services.

     b. Complaints. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     c. Other Responsibilities. The Committee’s duties and responsibilities shall also include:

          (i) discuss the annual audited financial statements and quarterly financial statements of the Company and other significant financial disclosures with management and the independent auditors of the Company, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other matters required to be reviewed under applicable legal, regulatory or NYSE requirements;

          (ii) discuss with management the types of information to be disclosed and the types of presentations to be made in the Company’s earnings press releases, as well as in any financial information and earnings guidance provided to analysts and rating agencies;

          (iii) as appropriate, obtain advice and seek assistance from outside legal, accounting or other advisors;

          (iv) review management’s internal control report and the independent auditor’s attestation related thereto;

          (v) discuss policies with respect to risk assessment and risk management including the guidelines and policies which govern the process by which risk assessment and risk management is undertaken;

          (vi) meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors;

          (vii) prepare the report that is required to be included in the Company’s annual proxy statement in accordance with the rules of the SEC with respect to the Company’s audited financial statements;

          (viii) set clear policies for the Company’s hiring of employees or former employees of the independent auditors;

          (ix) report regularly to the Board on the Committee’s activities.

     d. Certain Limitations. It is the responsibility of the Company’s management to prepare the Company’s consolidated financial statements. The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility in this regard is one of oversight and review. The Committee does not provide any expert or other special assurance as to such financial statements. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements, or any professional certification as to the independent auditors’ work, including with respect to auditor independence. In addition, it is not the responsibility of the Committee to assure compliance with applicable laws or regulations or the Company’s policies and procedures. Each member of the Committee shall be entitled to rely on the integrity of people and organizations from whom the Committee receives information and the accuracy of such information, including representations by management and the independent auditors regarding non-audit services provided by the independent auditors.

5. Engagement of Advisers; Funding.

     The Committee shall have the authority to engage independent counsel and other advisers, as it determines to be necessary to carry out its duties. The Committee shall have the authority to approve and authorize the payment by the Company of appropriate compensation (i) to any independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attestation services for the Company and (ii) any counsel or other advisers employed by the Committee as provided above.

6. Annual Performance Evaluation of the Committee.

     The Committee will annually complete a self-evaluation and will provide a report of that assessment to the Board including any recommended changes to the Committee’s charter.

EAGLE MATERIALS INC.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - July 27, 2004

The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Eagle Materials Inc. to be held July 27, 2004, or any adjournment thereof, all shares of Common Stock of Eagle Materials Inc. registered in the name of the undersigned at the close of business on June 3, 2004.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Annual Meeting and Proxy
Statement for the July 27, 2004 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

• FOLD AND DETACH HERE •

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the election of the nominee in Item 1.

1.	Election of Director listed below.
		FOR the nominee listed below.	WITHHOLD AUTHORITY to vote for the nominee listed below.
01	Robert L. Clarke	☐	☐

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2005.	☐	☐	☐

3.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2 and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Dated:	, 2004

Signature

Signature

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

• FOLD AND DETACH HERE •

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/exp		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

EAGLE MATERIALS INC.

CLASS B COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - July 27, 2004

The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Eagle Materials Inc. to be held July 27, 2004, or any adjournment thereof, all shares of Class B Common Stock of Eagle Materials Inc. registered in the name of the undersigned at the close of business on June 3, 2004.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Annual Meeting and Proxy
Statement for the July 27, 2004 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

• FOLD AND DETACH HERE •

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the election of all of the nominees in Item 1.

1.	Election of Directors listed below.	FOR all nominees listed below (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for all nominees listed below.
		☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

01 F. William Barnett, 02 Frank W. Maresh, and 03 Steven R. Rowley

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2 and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

Dated:	, 2004

Signature

Signature

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

• FOLD AND DETACH HERE •

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/exp		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.